INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

        THIS INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT (this “Agreement”) is entered into as of __________, 2005, by and between Mestek, Inc., a Pennsylvania corporation (“Mestek”), and Omega Flex, Inc., a Pennsylvania corporation (“Omega”). Certain capitalized terms used herein are defined in Article VI. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Distribution Agreement (defined below).

RECITALS

        WHEREAS, the Mestek Board of Directors has determined that it is appropriate and desirable for Mestek to distribute its shares of the common stock of Omega on a pro rata basis to the holders of Mestek common stock (the “Distribution”) as of June 23, 2005; and

        WHEREAS, Mestek intends to make the Distribution as of 11:59 P.M. Eastern time, _________, 2005, or such other date as may be fixed by the Mestek Board of Directors (the “Distribution Date”).

        WHEREAS, as part of the foregoing, Mestek and Omega have entered into the Separation and Distribution Agreement, dated as of __________, 2005 (the “Distribution Agreement”), which provides, among other things, the pro-rata distribution by Mestek of all of its shares of Omega common stock to the holders of Mestek common stock, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

        WHEREAS, in connection therewith, the parties desire to set forth certain agreements regarding indemnification and insurance.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

    1.        Indemnification

1.1 Indemnification by Omega.

    (a)              Indemnification. Except as otherwise provided in this Agreement, Omega shall, for itself and for each of its subsidiaries, indemnify, defend and hold harmless the Mestek Indemnitees from and against any and all Liabilities that any third party seeks to impose upon any of the Mestek Indemnitees, or which are imposed upon any of the Mestek Indemnitees, if and to the extent such Liabilities relate to, arise out of or result from any of the following items (without duplication):

(i) any breach by Omega or any of its subsidiaries (“Omega Group”) of the Distribution Agreement or any of the Ancillary Agreements (including this Agreement);

(ii) any Omega Liability, or

    (iii)       any Tax claimed, levied or assessed by any government authority against, or paid by, the Mestek Group (defined below) arising from or relating to [ALT-1 the issuance by Omega of shares of its common stock after the Distribution, or the consummation by Omega after the Distribution of any transaction or series of transactions, and in either case pursuant to which one or more persons who are not Omega shareholders, directly or indirectly, as of the Distribution Date, acquire, directly or indirectly, shares of Omega common stock representing 50% or more of the then issued and outstanding Omega common stock.] [ALT-2 Any action or series of actions by Omega that cause the Distribution not to qualify as a tax-free transaction under Section 355 of the Internal Revenue Code of 1986, as amended.]

    (b)              Reduction of Liability. In the event that any member of the Omega Group makes a payment to any Mestek Indemnitee hereunder, and the amount of Liabilities paid or the direct out-of-pocket costs incurred by Mestek for the Indemnitee are subsequently recovered by the Mestek Indemnitee, either directly or through a third-party recovery (other than as a result of a recovery under an insurance policy owned by Mestek and under which Omega is not an insured or an additional insured, Mestek will promptly repay (or will procure the relevant Mestek Indemnitee promptly to repay) such member of the Omega Group the amount by which the payment made by such member of the Omega Group exceeds the amount of the Liabilities actually paid by the Mestek Indemnitee.

    (c)              Joint and Several Liability; No Modification to Other Agreements. The liability of the members of the Omega Group under this Section 1.1 shall be joint and several. Nothing in this Section 1.1 shall modify or limit the rights and remedies of Mestek under the Distribution Agreement or any of the Ancillary Agreements (other than this Agreement) relating to, arising out of or resulting from any breach by Omega or any member of the Omega Group of the Distribution Agreement or any of the Ancillary Agreements (other than this Agreement), including without limitation, any provisions relating to the measure of damages, consequential damages, liquidated damages, limitation of damages and/or specific performance.

1.2 Indemnification by Mestek.

    (a)              Indemnification. Except as otherwise provided in this Agreement, Mestek shall, for itself and its subsidiaries excluding the Omega Group, (the “Mestek Group”), indemnify, defend and hold harmless the Omega Indemnitees from and against any and all Liabilities that any third party seeks to impose upon any of the Omega Indemnitees, or which are imposed upon any of the Omega Indemnitees, if and to the extent such Liabilities relate to, arise out of or result from (without duplication):

(i) any breach by Mestek or any member of the Mestek Group of the Distribution Agreement or any of the Ancillary Agreements (including this Agreement); or

(ii) any Mestek Liability;

    provided,        however, that notwithstanding anything to the contrary herein, in no event shall Mestek or any member of the Mestek Group be obligated to indemnify, defend or hold harmless the Omega Indemnitees from, against or in respect of any Omega Liability.

    (b)              Reduction of Liability. In the event that any member of the Mestek Group makes a payment to any Omega Indemnitee hereunder, and the amount paid or the direct out-of-pocket costs incurred by the Omega Indemnitee for the Liabilities on account of which such payment was made are subsequently recovered by the Omega Indemnitee, either directly or through a third-party recovery, Omega will promptly repay (or will procure an Omega Indemnitee to promptly repay) such member of the Mestek Group the amount by which the payment made by such member of the Mestek Group exceeds the amount of the Liabilities actually paid by the Omega Indemnitee.

    (c)              Joint and Several Liability; No Modification to Other Agreements. The liability of the members of the Mestek Group under this Section 1.2 shall be joint and several. Nothing in this Section 1.2 shall modify or limit the rights and remedies of Omega under the Distribution Agreement or any of the Ancillary Agreements (other than this Agreement) relating to, arising out of or resulting from any breach by Mestek or any member of the Mestek Group of the Distribution Agreement or any of the Ancillary Agreements (other than this Agreement), including without limitation, any provisions relating to the measure of damages, consequential damages, liquidated damages, limitation of damages and/or specific performance.

1.3 Procedures for Defense, Settlement and Indemnification of Third Party Claims.

    (a)              Notice of Claims. If an Indemnitee shall receive notice or otherwise learn of the assertion of any Third Party Claim with respect to which a party may be obligated to provide indemnification to such Indemnitee pursuant to Section 1.1 or 1.2, Mestek or Omega (as applicable) shall ensure that such Indemnitee shall give the potential Indemnifying Party written notice thereof (including any pleadings relating thereto) within twenty (20) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, any delay or failure of any Indemnitee to give notice as provided in this Section 1.3(a) shall not relieve the Indemnifying Party of its obligations under this Article 1, except to the extent that the Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

    (b)              Defense by Indemnifying Party. For any Third Party Claim concerning which notice is required to be given under Section 1.3(a), the Indemnifying Party may elect to defend and, subject to Section 1.3(f), may settle or compromise the Third Party Claim using counsel appointed by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. An Indemnifying Party electing to defend a Third Party Claim must notify the Indemnitee of its election to defend within twenty (20) days of receipt of notice of such claim pursuant to Section 1.3(a) or sooner if the nature of the Third Party Claim so requires.

    (c)              Defense by Mestek. Notwithstanding Section 1.3(b), Mestek, in its sole discretion, upon written notice to Omega, may elect to defend (or may at any time assume the defense of) and, subject to Section 1.3(f), may settle or compromise, any Third Party Claim or series of related Third Party Claims, regardless of whether Mestek is obligated to indemnify any member of the Omega Group in respect of such Third Party Claim or series of related Third Party Claims or whether Mestek acknowledges any obligation to indemnify any Omega Indemnitee if:

(i) any member of the Mestek Group is named as a party to any of such Third Party Claims; or

(ii) both Mestek and Omega may be Indemnifying Parties with respect to such Third Party Claim(s).

If Mestek elects to defend against a Third Party Claim pursuant to this Section 1.3(c) all costs and expenses incurred by members of the Mestek Group in connection with such defense shall be paid by Mestek and Omega pro rata based on their respective proportionate liability for any Liabilities relating to, arising out of or resulting from such Third Party Claim (after taking into account the parties’ respective indemnification obligations under this Agreement, other than with respect to payment of defense costs). If the parties proportionate liability for any such liabilities cannot be determined at any point in time while a Third Party Claim is pending, then Mestek and Omega shall each pay one-half of such costs and expenses, and the parties may subsequently reallocate all prior costs and expenses paid when the parties’ proportionate liability is finally determined.

    (d)              Defense By Non-Electing Party. If the party having the right to elect to defend a Third Party Claim pursuant to Section 1.3(b) or 1.3(c) elects not to defend, or does not within any time frame required thereunder elect to defend, a particular claim, the other party shall defend such Third Party Claim. In such case, (i) the other party shall have the right, subject to Sections 1.3(c) and 1.3(f) to compromise, settle or consent to the entry of any judgment with respect to such Third Party Claim (but such compromise, settlement or judgment shall not necessarily be determinative of which party hereunder is entitled to indemnification) and (ii) the Indemnifying Party shall bear all costs and expenses of defending such Third Party Claim; provided, however, that if both parties may be Indemnifying Parties with respect to such Third Party Claim, the Non-Defending Party (defined below) shall reimburse the Defending Party for the Non-Defending Party’s pro rata share of all costs and expenses incurred by the Defending Party in connection with its defense of such Third Party Claim, based on the Non-Defending Party’s proportionate liability for any Liabilities relating to, arising out of or resulting from such Third Party Claim (after taking into account the parties’ indemnification obligations under this Agreement, other than with respect to payment of defense costs). If the parties proportionate liability for any such liabilities cannot be determined at any point in time while a Third Party Claim is pending, then Mestek and Omega shall each pay one-half of such costs and expenses, and the parties may subsequently reallocate all prior costs and expenses paid when the parties’ proportionate liability is finally determined.

    (e)              Participation by Non-Defending Party. In the event that a party (a “Defending Party”) elects or is required to defend a particular Third Party Claim pursuant to Section 1.3(b), 1.3(c) or 1.3(d), the other party (the “Non-Defending Party”) shall have the right to participate in the defense of such Third Party Claim; provided, however, that (i) the Defending Party shall control, manage and direct the defense of such Third Party Claim; and (ii) the costs and expenses of participating in such defense by the Non-Defending Party shall be the sole responsibility of the Non-Defending Party. Nothing in this Section 1.3(e) shall affect the rights of Mestek under Section 1.3(c) at any time to assume the defense of any Third Party Claim and to be indemnified for costs and expenses of such defense in accordance with Section 1.3(c).

(f) No Settlement, Compromise or Consent to Judgments.

(i) No Non-Defending Party may compromise or settle or consent to the entry of judgment or determination of liability with respect to any Third Party Claim without the consent of the Defending Party.

    (ii)               Notwithstanding anything to the contrary herein, no Defending Party shall compromise, settle or consent to the entry of judgment or determination of liability concerning any Third Party Claim without providing at least 10 days’ prior written notice of such compromise, settlement or consent to the Indemnitor (if the Indemnitor is other than the Defending Party) and, if the terms of conditions of such compromise, settlement or consent would have a material adverse effect on the Non- Defending party without the consent of the Non-Defending Party (such approval not to be unreasonably withheld, delayed or conditioned).

1.4 Additional Matters.

    (a)              Other Claims for Indemnification. Any claim in respect of a Liability which does not relate to, arise out of or result from a Third Party Claim shall be asserted by written notice from the Indemnitee to the Indemnifying Party stating the specific provisions of this Agreement or any Ancillary Agreement upon which such claim is based. Such Indemnifying Party shall have a period of twenty (20) days from actual receipt of the notice within which to respond thereto. If such Indemnifying Party does not respond within such 20-day period, then such Indemnifying Party shall be deemed to have denied responsibility for such claim.

    (b)              Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

    (c)              Effect of Insurance on Indemnification/Contribution Obligations. No Indemnitee shall be required to pursue any claim under any Insurance Policies of which it is a beneficiary in connection with any Liability for which such Indemnitee is entitled to indemnification hereunder. The amount of indemnification or contribution to which such Indemnitee may be entitled hereunder shall not be reduced as a result of any claim such Indemnitee may pursue, or have the right to pursue, under any Insurance Policy in respect of the Liability to which such right to indemnification or contribution relates, unless the Indemnitee shall have actually recovered any portion of such Liability from its insurance carrier(s), in which case, whether or not the amount of indemnification or contribution to such Indemnitee shall be reduced shall be determined in accordance with Sections 1.1(b) and 1.2(b), as applicable.

[(d) Not Applicable to Taxes. Notwithstanding anything to the contrary contained herein, this Agreement shall not apply to Taxes (which are covered by the Tax Agreement).]

    1.5        Survival of Indemnities. Subject to Section 5.4, the rights and obligations of the members of the Mestek Group and the Omega Group under this Article I shall survive the sale or other transfer by any party of any assets or businesses or the assignment by it of any Liabilities or the sale by any member of the Mestek Group or the Omega Group of the capital stock or other equity interests of any Subsidiary to any Person.

    2.        Insurance Matters.

    2.1        Omega Insurance Coverage. Omega, and Omega alone, shall be responsible for obtaining and maintaining insurance programs for its risk of loss beginning on the Distribution and for all time periods thereafter. Such insurance arrangements shall be separate and apart from Mestek’s insurance programs. Mestek shall not be required to maintain any insurance coverage for the benefit of the members of the Omega Group or the directors, officers or employees of any member of the Omega Group for any period after the Distribution.

    2.2        Mestek Insurance Coverage. Mestek shall be responsible for obtaining and maintaining insurance programs for its risks of loss (a) for all of Mestek’s subsidiaries and businesses including Omega, for all time periods prior to the Distribution Date, and (b) for all of its subsidiaries and businesses excluding Omega from the Distribution Date and for all time periods thereafter.

    2.3        Cooperation and Agreement Not to Release Carriers. Each of Mestek and Omega will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Omega, at the request of Mestek, shall cooperate with and use commercially reasonable efforts to assist Mestek in recoveries for claims made under any Mestek Insurance Policy for the benefit of members of the Mestek Group. Neither Omega nor any of its Subsidiaries shall take any action which would intentionally jeopardize or otherwise interfere with the ability of any member of the Mestek Group to collect any proceeds payable pursuant to any insurance policy. Nothing in this Agreement shall be interpreted to require Mestek to maintain any insurance coverage for any Member of the Omega Group or any of their officers, directors or employees.

    2.4        No Liability. Omega does hereby, for itself and as agent for each other member of the Omega Group, agree that no member of the Mestek Group or any Mestek Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of Mestek and its Subsidiaries as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

    2.5        No Restrictions. Nothing in this Agreement shall be deemed to restrict any member of the Omega Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

    2.6        Further Agreements. Omega, the members of the Omega Group, and the directors, officers and employees of any member of the Omega Group, shall not make any claims under Mestek Insurance Policies, including in respect of events that occurred when Omega and the members of the Omega Group were subsidiaries of Mestek, without Mestek’s approval, which may be granted or withheld in Mestek’s sole discretion.

    3.        Dispute Resolution.

    Except as otherwise set forth in the distribution agreement or any ancillary agreement, any disputes arising out of or relating to the distribution agreement or any ancillary agreement (including this agreement but expressly excluding the managed care agreement), including, without limitation, disputes concerning the validity, interpretation and performance of or under any such agreement, shall be exclusively governed by and settled in accordance with the provisions of this article iii.

3.1 Mediation/Arbitration.

    4.        Miscellaneous.

    4.1        Entire Agreement. This Agreement, the Distribution Agreement, the Ancillary Agreements and any exhibits and schedules attached hereto and thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

    4.2        Governing Law; Forum. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Under no circumstances may any party seek or be awarded punitive damages under this Agreement, the Distribution Agreement or the Ancillary Agreements.

    4.3        Notices. All notices and other communications required or permitted to be given by any party pursuant to the terms of this Agreement shall be in writing to and shall be deemed to have been duly given when delivered in person, by express or overnight mail delivery by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), as follows:

if to Mestek:

Mestek, Inc. 260 North Elm Street Westfield, MA 01085 Attention: President

if to Omega:

Omega Flex, Inc. 451 Creamery Way Exton, PA 19341 Attention: President

    or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. All notices and other communication shall be deemed to have been given and received on the date of actual delivery.

    4.4        Binding Effect; Assignment; Third-Party Beneficiaries. Omega may not, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement or its rights or obligations hereunder, without Mestek’s prior written consent and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of Mestek. Nothing in this Agreement shall restrict any transfer of this Agreement by Mestek, whether by operation of law or otherwise. Without limiting the foregoing, this Agreement shall be binding upon Mestek and the other members of the Mestek Group and Omega and the other members of the Omega Group and inure solely to the benefit of the Omega Indemnitees and the Mestek Indemnitees and their respective legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    4.5        Offset. In addition to, and not in limitation of, any other remedies any member of the Mestek Group or any Mestek Indemnitee may be entitled to under the Distribution Agreement, any Ancillary Agreement (including this Agreement), any member of the Mestek Group or any Mestek Indemnitee may satisfy any amounts owed to such member of the Mestek Group or Mestek Indemnitee by any member of the Omega Group by means of an offset against any amounts any member of the Mestek Group may from time to time owe to any member of the Omega Group or an Omega Indemnitee, whether under the Distribution Agreement, any Ancillary Agreement (including this Agreement), any other agreement or arrangement existing between any member of the Mestek Group and any member of the Omega Group, or otherwise.

    4.6        Counterparts. This Agreement, including any schedules and exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    4.7        Severability. If any term or other provision of this Agreement or any schedules or exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall be modified by such court, agency or arbitrator so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

    4.8        No Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

4.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

    4.10        Interpretation. The headings contained in this Agreement, in any Annex, Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex, Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or Section, or an Annex, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated.

    5.              Definitions.

    5.1        Action. “Action” means any claim, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

5.2 Dispute. “Dispute” means a dispute arising from or in connection with the Distribution Agreement, this Agreement or any other Ancillary Agreement, whether based on contract, tort, or otherwise.

5.3 Indemnitee. "Indemnitee" means a Mestek Indemnitee or an Omega Indemnitee.

5.4 Indemnifying Party. “Indemnifying Party” means any party who is required to indemnify any other Person pursuant to this Agreement.

5.5 Insurance Policies. “Insurance Policies” means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

    5.6        Liabilities. “Liabilities” means all debts, liabilities, guarantees, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For purposes of any indemnification hereunder, “Liabilities” shall be deemed also to include any and all damages, claims, suits, judgments, fines, penalties, costs and expenses of any kind or character, including attorney’s fees and expenses, out-of-pocket costs of investigation and preparation, expert witness costs and any other fees and expenses associated with the defense of any Action whether relating to Third Party Claims or Actions against the other party hereto.

    5.7        Material Adverse Effect. “Material Adverse Effect” means, with respect to either Group, a material adverse effect on the business, results of operations or financial conditions of the members of such Group, taken as a whole, provided that, without limiting the events, circumstances or conditions which may constitute or result in a Material Adverse Effect on the Mestek Group, any compromise, settlement or consent affecting the Mestek Group that, if applied to Omega or any member of the Omega Group, would result in a Material Adverse Effect on the Omega Group, shall be deemed to result in a Material Adverse Effect on the Mestek Group.

5.8 Omega Business. "Omega Business" means (a) the business and operations of Omega.

5.9 Omega Indemnitees. “Omega Indemnitees” means Omega, each member of the Omega Group and each of their respective directors, officers, employees, agents or representatives.

5.10 Omega Liabilities. “Omega Liabilities” means, collectively, all of the Liabilities of Omega and each of the other members of the Omega Group, including without limitation:

(a) all of the Liabilities reflected on the financial statements of Omega;

    (b)               all Liabilities which are incurred or arise, or which accrue or exist out of, or in connection with, or otherwise relate to or result from, the Omega Business including without limitation any liabilities relating to employment practices, employee benefits, products or professional liability, violation or nonconformity with the environmental laws, rule or regulations, or employee health and safety;

    (c)               all Liabilities of each member of the Omega Group under, allocated to or to be retained or assumed by Omega or any of the other members of the Omega Group pursuant to the Distribution Agreement, this Agreement or any Ancillary Agreements.

    (d)               all of the Liabilities of any member of the Mestek Group or Omega Group (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct of the Omega Business prior to, on, or following the Distribution Date;

    (e)               all Liabilities relating to, arising out of or resulting from (a) any Actions in which any member of the Omega Group has been named as a defendant by a plaintiff or by way of counter claim by a defendant in any Action as of the date of this Agreement or any amendments to such Actions (the “Existing Actions”), (b) any of the facts, circumstances and events giving rise to any Action relating to Omega, the Omega Business, or any liability of Omega or the Omega Business prior to, on or after the Distribution Date, and (c) any Actions involving similar claims or which are based upon similar facts, circumstances or events, whether involving the same parties or other parties, in each case whether relating to, arising out of or resulting from facts, circumstances or events prior to, on or after the Distribution Date;

    (f)               all Liabilities relating to, arising out of or resulting from, any Third Party Claim relating to, arising out of or resulting from any infringement or alleged infringement by Omega on any intellectual property or other rights of any Person;

(g) all liabilities arising out of or relating to any Taxes assessed, levied or claimed by any governmental authority or agency against Omega or relating to the Omega Business.

    (h)               all Securities Liabilities relating to, arising out of or resulting from (A) the Distribution and any documents, information or data (financial or otherwise) furnished or provided, orally or in writing, to purchasers or transferees or potential purchasers and transferees (or any of their respective representatives), in connection therewith or filed or furnished in connection therewith with or to any Governmental Authority or any securities exchange or securities market, including, without limitation, the Registration Statements, (B) any other offer, issuance, sale, exchange or other transfer of securities of or by Omega or any member of the Omega Group prior to, on or after the Distribution Date, or any documents, information or data (financial or otherwise) furnished or provided, orally or in writing, to transferees or purchasers or potential transferees or purchasers (or any of their respective representatives) of such securities or filed or furnished in connection therewith with or to any Governmental Authority or securities exchange or securities market, including, without limitation, any registration statement, (C) any oral or written disclosure made, whether or not included in documents filed with or furnished to any Governmental Authority or securities exchange or securities market, by Omega or any member of the Omega Group, or on behalf of Omega or any Member of the Omega Group, prior to, on or after the Distribution Date or any disclosure made (other than by a member of the Mestek Group), orally or in writing, of information or data (financial or otherwise) relating to or concerning Omega or any other member of the Omega Group, the business, operations and management of the Omega Business and/or Omega or any other member of the Omega Group, and (D) any oral or written disclosure made, whether or not included in documents filed with or furnished to any Governmental Authority or securities exchange or securities market, by Mestek or any member of the Mestek Group prior to, on or after the Distribution Date based on any information or data (financial or otherwise) provided by or on behalf of Omega or any member of the Omega Group; and

    (i)               all other Liabilities arising out of, relating to or resulting from any Action or Third Party Claim by any Governmental Authority or any other Person that is based on (A) any violations or alleged violations by Omega, its Subsidiaries and/or any of their respective directors, officers, employees, agents or representatives of any of the provisions of the Securities Act, the Exchange Act, or the rules and regulations of the Commission promulgated thereunder, any other securities or similar law or any other law, rule or regulation, or (B) any breach or alleged breach of fiduciary duty by the Omega Board or any Committee of the Omega Board (or any member of the Omega Board or any Committee thereof) or the board of directors or similar body or any Committee of the board of directors or similar body (or any member of any such board or similar body or any Committee thereof) of any other member of the Omega Group, or by any officer or employee of any member of the Omega Group.

5.11 Mestek Indemnitees. “Mestek Indemnitees” means Mestek, each member of the Mestek Group and each of their respective directors, officers, employees, agents and representatives.

5.12 Mestek Insurance Policy. “Mestek Insurance Policy” shall mean each Insurance Policy owned or maintained by a member of the Mestek Group.

5.13 Mestek Liabilities. “Mestek Liabilities” means

    (a)               all Liabilities of any member of the Mestek Group under, allocated to or to be retained or assumed by Mestek or any of the other members of the Mestek Group pursuant to the Distribution Agreement, this Agreement or any other Ancillary Agreement;

(b) all Liabilities incurred by members of the Mestek Group in connection with the management or conduct prior to, on or following the Distribution Date of the Mestek Business.

    5.14        Securities Liabilities. “Securities Liabilities” means any and all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action, any Third Party Claim or any potential or threatened Third Party Claim by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, the Exchange Act, and any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar laws, rules or regulations, including, without limitation, state securities or “blue sky” laws, rules or regulations, foreign securities laws, rules or regulations and rules or regulations of any securities exchange or market.

5.15 Distribution Agreement. "Distribution Agreement" has the meaning set forth in the Recitals hereof.

5.16 Subsidiary. "Subsidiary" has the meaning set forth in the Distribution Agreement.

5.17 Taxes. "Taxes" has the meaning set forth in the Tax Agreement.

    5.18        Third Party Claim. “Third Party Claim” means an Action brought, asserted, commenced or pursued by a Person (including any Governmental Authority) other than a member of the Mestek Group or the Omega Group.

5.19 Other Definitions. Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Distribution Agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Indemnification and Insurance Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

MESTEK, INC.

By:_________________________________ Name: Title:

OMEGA FLEX, INC.

By:_________________________________ Name: Title: